UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2006

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11111 Santa Monica Blvd., Suite 650, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As of February 23, 2006, the breach of the April 1, 2005 license agreement between the company and Tristar Bioventures International remained uncured by Tristar and the license agreement automatically terminated under its terms. Such breach is further discussed in Footnote 7 to the unaudited condensed financial statements contained in the company's quarterly report on Form 10-Q for the quarterly period ended September 30, 2005 (10-Q) and in the company’s reports on Form 8-K filed on January 9, 2006 and February 9, 2006, which are incorporated herein by reference.

The company did not recognize any revenue from Tristar in 2005, and therefore no bad debt expense would be incurred related to the termination. The company, however, continues to have ongoing discussions with Tristar regarding a resolution.

Except as required by law, the company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

March 1, 2006	By:	/s/ Jon Garfield

Name: Jon Garfield
Title: Chief Financial Officer